Exhibit 99.1

BM Technologies Announces Update to Partner Bank Strategy and Mutual Termination of Merger with First Sound; Board Authorizes $10 Million Repurchase Plan

Radnor, PA; December 23, 2022 – BM Technologies, Inc. (NYSE American: BMTX) ("BM Technologies," "BMTX," "we," or the "Company"), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, announced today that the Company and First Sound Bank (OTCPK: FSWA) (“FSB”), a Seattle, Washington-based community business bank, have reached a mutual decision not to move forward with the previously announced merger. The Company will focus near-term strategy on a sponsor bank model. The Company’s Board of Directors has authorized the repurchase of up to $10 million of shares and warrants.

Luvleen Sidhu, BMTX's Founder, Chair and Chief Executive Officer commented, "The prolonged regulatory approval process provided us the opportunity to reflect on our broader strategy to maximize the value of BMTX-serviced deposits in the context of an evolving macro environment. Interest rates and their outlook are materially higher today than last year when the merger was announced. In this environment, we believe BMTX is better situated as a FinTech with a sponsor bank without the capital needs and credit risk that an on-balance sheet strategy would entail. We believe this is in the best long-term interest of our shareholders. We are working towards a new sponsor bank agreement with variable pricing and improved economics.”

BMTX recently signed a letter of intent (LOI) with a new sponsor bank and is working towards a transfer of deposits to the new sponsor bank in the first half of 2023. This prospective new sponsor bank is Durbin exempt and will pay BMTX variable deposit pricing with better overall economics in the current interest rate environment than the current fixed rate agreement.

Without the immediate need for capital to close the merger and support bank balance sheet growth, the Company’s Board of Directors has concurrently authorized the repurchase of up to $10 million of shares and warrants.

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts, personal loans, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including white-label partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contact Information

Investors:
Bob Ramsey, CFA

BM Technologies, Inc.

571-236-8851

rramsey@bmtx.com

Media Inquiries:

Brigit Hennaman
Rubenstein Public Relations
212-805-3005

bhennaman@rubensteinpr.com